AMENDMENT TO EXHIBIT A
                                     OF THE
                                AGENCY AGREEMENT

           PORTFOLIOS OF PBHG INSURANCE SERIES FUND, INC. (the "Fund")

      This Exhibit A to the Agency Agreement (the "Agreement") dated January 1, 1998, as amended, by and between DST Systems, Inc. and the Fund, is amended as of the 1st day of March, 2001 to add the PBHG Small Cap Growth Portfolio to the
Agreement:

PBHG Growth II Portfolio
PBHG Large Cap Growth Portfolio
PBHG Small Cap Value Portfolio
PBHG Select Value Portfolio
PBHG Mid-Cap Value Portfolio
PBHG Technology & Communications Portfolio
PBHG Select 20 Portfolio
PBHG Small Cap Growth Portfolio


PBHG Insurance Series Fund, Inc.               DST Systems, Inc.


By:    /s/Lee T. Cummings                   By:    /s/Jonathan Boehm
    --------------------------                 --------------------------
       Lee T. Cummings                             Jonathan Boehm
Title: Chief Financial Officer              Title: Vice President